 Exhibit 99.01

GenSpera Announces Name Change to Inspyr Therapeutics

SAN ANTONIO (August 1, 2016) – GenSpera, Inc. (OTC/QB: GNSZ), a clinical-stage biotechnology company developing a novel prodrug therapeutic for the treatment of cancer, announces that it will change its corporate name to Inspyr Therapeutics, Inc. and will begin trading on the OTCQB under the ticker symbol NSPX effective August 2, 2016. The Company will also unveil a new corporate website at www.inspyrtx.com.

“The changing of our corporate name is a first step in a number of upcoming actions that will define our path forward and our focus on building shareholder value,” said Peter E. Grebow, Ph.D., Interim Chairman. “Our new corporate name, Inspyr Therapeutics, reflects the significant potential we see with the novel prodrug mipsagargin and our Company’s future potential.”

About Inspyr Therapeutics

Inspyr Therapeutics, Inc. (formerly known as GenSpera, Inc.) is developing a novel technology platform that combines a powerful cytotoxin (thapsigargin) with a patented prodrug delivery system that targets the release of drugs within solid tumors without the side effects of chemotherapeutic agents. Mipsagargin, its lead drug candidate, has been studied in a Phase 2 clinical trial in patients with hepatocellular carcinoma (liver cancer) and has been granted Orphan Drug designation by the U.S. Food and Drug Administration (FDA) in this indication. Mipsagargin is being evaluated in other therapeutic areas within oncology. For additional information on Inspyr Therapeutics, visit www.inspyrtx.com

Cautionary Statement Regarding Forward-Looking Information

This communication may contain forward-looking statements. Investors are cautioned that statements in this document regarding potential applications of GenSpera’s technologies or the future prospects of the company constitute forward-looking statements that involve risks and uncertainties, including, without limitation, risks inherent in the development and commercialization of potential products, uncertainty of clinical trial results or regulatory approvals or clearances, need for future capital, dependence upon collaborators and maintenance of our intellectual property rights and the acceptance of GenSpera’s proposed therapies by the health community. Actual results may differ materially from the results anticipated in these forward-looking statements. Additional information on potential factors that could affect our results and other risks and uncertainties will be detailed from time to time in GenSpera's periodic reports filed with the Securities and Exchange Commission.

Investor Contacts:

LHA

Jody Cain

jcain@lhai.com

310-691-7100

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